Exhibit 10.4
AMENDED AND RESTATED GUARANTY
AMENDED AND RESTATED GUARANTY (this “Guaranty”), made as of June 12, 2026, between KILROY REALTY CORPORATION, a Maryland corporation, having an address at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064 (“Guarantor”), and JPMORGAN CHASE BANK, N.A., having an office at 270 Park Avenue, New York, NY 10017, as administrative agent (the “Administrative Agent”) for the banks (the “Banks”) listed on the signature pages of the Amended and Restated Term Loan Agreement (as the same may be amended, modified, supplemented or restated, the “Credit Agreement”), dated as of the date hereof, among Kilroy Realty, L.P. (“Borrower”), the Banks, JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent, and the Joint Lead Arrangers, Joint Bookrunners Syndication Agents and Co-Documentation Agents named therein.
W I T N E S S E T H:
WHEREAS, Borrower, JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto are parties to a Term Loan Agreement dated as of March 6, 2024, as amended to date (the “Existing Credit Agreement”);
WHEREAS, in connection with the Existing Credit Agreement, Guarantor entered into that certain Guaranty dated as of March 6, 2024 (the “Existing Guaranty”);
WHEREAS, in connection with the execution and delivery of the Credit Agreement, the Guarantor is required to provide a guaranty of the Borrower’s obligations under the Credit Agreement and the parties wish to amend and restate the Existing Guaranty in its entirety; and
WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.
NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Existing Guaranty in its entirety as follows:
1.    Guarantor, on behalf of itself and its successors and assigns, hereby irrevocably, absolutely and unconditionally guarantees the full and punctual payment and for performance when due, whether at stated maturity or otherwise, of all Obligations of Borrower now or hereafter existing under the Credit Agreement and the other Loan Documents, for principal and/or interest as well as any and all other amounts due thereunder, including, without limitation, all indemnity obligations of Borrower thereunder, and, subject to Section 9.3 of the Credit Agreement, any and all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Administrative Agent or the Banks in enforcing their rights under this Guaranty (all of the foregoing obligations being the “Guaranteed Obligations”).
2.    It is agreed that the Guaranteed Obligations of Guarantor hereunder are primary and this Guaranty shall be enforceable against Guarantor and its successors and assigns without the necessity for any suit or proceeding of any kind or nature whatsoever brought by the Administrative Agent against Borrower or its respective successors or assigns or any other party or against any security for the payment and performance of the Guaranteed Obligations and without the necessity of any notice of non-payment or non-observance or of any notice of acceptance of this Guaranty or of any notice or demand to which Guarantor might otherwise be entitled (including, without limitation, diligence, presentment, notice of maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, imposition or agreement arrived at as to the amount of or the terms of the Guaranteed Obligations, notice of adverse change in Borrower’s financial condition and any other fact which might materially increase the risk to Guarantor), all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished, modified or impaired by reason of the assertion of or the failure to assert by the Administrative Agent against Borrower or its respective successors or assigns, any of the rights or remedies reserved to the Administrative Agent pursuant to the provisions of the Loan Documents. Guarantor agrees that any notice or directive given at any time to the Administrative Agent which is inconsistent with the waiver in the immediately preceding sentence shall be void and may be ignored by the Administrative Agent, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent has specifically agreed otherwise in a writing, signed by a duly authorized officer of the Administrative Agent. Guarantor specifically acknowledges and agrees that the foregoing waivers are of the essence of this transaction and that, but for this Guaranty and such waivers, the Administrative Agent would decline to execute the Loan Documents.
3.    Guarantor waives, and covenants and agrees that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any and all appraisal, valuation, stay, extension, marshaling-of-assets or redemption laws, or right of homestead or other exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by the Administrative Agent of, this Guaranty. Guarantor further covenants and agrees not to set up or claim any defense, counterclaim, offset, set-off or other objection of any kind to any action, suit or proceeding in law, equity or otherwise, or to any demand or claim that may be instituted or made by the Administrative Agent in respect of its obligations under this Guaranty other than the defense of the actual timely payment and performance by Borrower of the Guaranteed Obligations hereunder; provided, however, that the foregoing shall not be deemed a waiver of Guarantor’s right to assert any compulsory counterclaim, if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of Guarantor’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Administrative Agent or any Bank in any separate action or proceeding. Guarantor represents, warrants and agrees that, as of the date hereof, its obligations under this Guaranty are not, to the Guarantor’s knowledge, subject to any counterclaims, offsets or defenses against the Administrative Agent or any of the Banks of any kind.
4.    The provisions of this Guaranty are for the benefit of the Administrative Agent and the Banks and their successors and permitted assigns, and nothing herein contained shall impair as between Borrower and the Administrative Agent and the Banks the obligations of Borrower under the Loan Documents.

5.    This Guaranty shall be a continuing, unconditional and absolute guaranty and the liability of Guarantor hereunder shall in no way be terminated, affected, modified, impaired or diminished by reason of the happening, from time to time, of any of the following, although without notice or the further consent of Guarantor:
(a)    any assignment, amendment, modification or waiver of or change in any of the terms, covenants, conditions or provisions of any of the Guaranteed Obligations or the Loan Documents or the invalidity or unenforceability of any of the foregoing; or
(b)    any extension of time that may be granted by the Administrative Agent and/or any Bank to Borrower, Guarantor, any other guarantor of the Obligations, or their respective successors or assigns, heirs, executors, administrators or personal representatives; or
(c)    any action which the Administrative Agent may take or fail to take under or in respect of any of the Loan Documents or by reason of any waiver or, or failure to enforce any of the rights, remedies, powers or privileges available to the Administrative Agent under this Guaranty or available to the Administrative Agent at law, equity or otherwise, or any action on the part of the Administrative Agent granting indulgence or extension in any form whatsoever; or
(d)    any sale, exchange, release, or other disposition of any property pledged, mortgaged or conveyed, or any property in which the Administrative Agent and/or the Banks have been granted a lien or security interest to secure any indebtedness of Borrower to the Administrative Agent and/or the Banks; or
(e)    any release of any person or entity who may be liable in any manner for the payment and collection of any amounts owed by Borrower to the Administrative Agent and/or the Banks; or
(f)    the application of any sums by whomsoever paid or however realized to any amounts owing by Borrower to the Administrative Agent and/or the Banks under the Loan Documents in such manner as the Administrative Agent shall determine in its sole discretion; or
(g)    Borrower’s or Guarantor’s or any other guarantor’s voluntary or involuntary liquidation, dissolution, sale of all or substantially all of their respective assets and liabilities, appointment of a trustee, receiver, liquidator, sequestrator or conservator for all or any part of Borrower’s or Guarantor’s assets, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, or the commencement of other similar proceedings affecting Borrower or Guarantor or any other guarantor of the Obligations, or any of the assets of any of them, including, without limitation, (i) the release or discharge of Borrower or Guarantor or any other guarantor of the Obligations, from the payment and performance of their respective obligations under any of the Loan Documents by operation of law, or (ii) the impairment, limitation or modification of the liability of Borrower or Guarantor or any other guarantor of the Obligations, in bankruptcy, or of any remedy for the enforcement of the Guaranteed

Obligations under any of the Loan Documents, or Guarantor’s liability under this Guaranty, resulting from the operation of any present or future provisions of the Bankruptcy Code or other present or future federal, state or applicable statute or law or from the decision in any court; or
(h)    any improper disposition by Borrower of the proceeds of the Loans, it being acknowledged by Guarantor that the Administrative Agent or any Bank shall be entitled to honor any request made by Borrower for a disbursement of such proceeds and that neither the Administrative Agent nor any Bank shall have any obligation to see to the proper disposition by Borrower of such proceeds.
6.    Guarantor agrees that if at any time all or any part of any payment at any time received by the Administrative Agent and/or any Bank from Borrower or Guarantor under or with respect to this Guaranty is or must be rescinded or returned by the Administrative Agent or any Bank for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower or Guarantor), then Guarantor’s obligations hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence notwithstanding such previous receipt by such party, and Guarantor’s obligations hereunder shall continue to be effective or reinstated, as the case may be, as to such payment, as though such previous payment had never been made.
7.    Until this Guaranty is terminated pursuant to the terms hereof, Guarantor (i) until the Obligations are paid in full (other than contingent indemnity and reimbursement obligations for which no claim has been made) shall have no right of subrogation against Borrower or any entity comprising same by reason of any payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder; (ii) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Borrower or any entity comprising same by reason of any one or more payment or acts of performance in compliance with the obligations of Guarantor hereunder and (iii) subordinates any liability or indebtedness of Borrower or any entity comprising same now or hereafter held by Guarantor or any affiliate of Guarantor to the obligations of Borrower under the Loan Documents, provided, however, until an Event of Default has occurred and is continuing, Borrower or any entity comprising same shall not be prohibited from making payments to Guarantor or any affiliate thereof on such subordinated liability or indebtedness in accordance with the terms thereof. The foregoing, however, shall not be deemed in any way to limit any rights that Guarantor may have pursuant to the Seventh Amended and Restated Agreement of Limited Partnership of Borrower or which it may have at law or in equity with respect to any other partners of Borrower.
8.    Guarantor represents and warrants to the Administrative Agent and the Banks (with the knowledge that the Administrative Agent and the Banks are relying upon the same) as of the date hereof, as follows:
(a)    as of the date hereof, Guarantor is the sole general partner of Borrower;
(b)    based upon such relationship, Guarantor has determined that it is in its best interests to enter into this Guaranty;

(c)    in the good faith judgment of Guarantor, the benefits to be derived by Guarantor from Borrower’s access to funds made possible by the Loan Documents are at least equal to the obligations undertaken pursuant to this Guaranty;
(d)    Guarantor is solvent and has corporate power and authority to enter into this Guaranty and to perform its obligations under the terms hereof and (i) Guarantor is organized and validly existing under the laws of the State of Maryland, (ii) Guarantor has complied with all provisions of applicable law in connection with all aspects of this Guaranty, and (iii) the persons executing this Guaranty have all the requisite power and authority to execute and deliver this Guaranty;
(e)    to the best of Guarantor’s knowledge, there is no action, suit, proceeding, or investigation pending or threatened in writing against or affecting Guarantor at law, in equity, in admiralty or before any arbitrator or any governmental department, commission, board, bureau, agency or instrumentality (domestic or foreign) which is reasonably likely to materially and adversely impair the ability of Guarantor to perform its obligations under this Guaranty;
(f)    the execution and delivery of and the performance by Guarantor of its obligations under this Guaranty have been duly authorized by all necessary action on the part of Guarantor and do not (i) violate any provision of any law, rule, regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System of the United States), order, writ, judgment, decree, determination or award presently in effect having applicability to Guarantor or the organizational documents of Guarantor the consequences of which violation is likely to materially and adversely impair the ability of Guarantor to perform its obligations under this Guaranty or (ii) violate or conflict with, result in a breach of or constitute a default under any material indenture, agreement or other instrument to which Guarantor is a party, or by which Guarantor or any of its property is bound the consequences of which violation, conflict, breach or default is reasonably likely to materially and adversely impair the ability of Guarantor to perform its obligations under this Guaranty;
(g)    this Guaranty has been duly executed by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors’ rights generally or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law;
(h)    no authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Federal, state, local or foreign court, governmental agency or regulatory authority is required in connection with the execution, delivery and performance by Guarantor of this Guaranty, except those which have already been obtained; and
(i)    Guarantor is not an “investment company” as that term is defined in, nor is it otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

9.    Guarantor and the Administrative Agent each acknowledge and agree that this Guaranty is a guarantee of payment and performance and not of collection and enforcement in respect of any obligations which may accrue to the Administrative Agent and/or the Banks from Borrower under the provisions of any Loan Document.
10.    Subject to the terms and conditions of the Credit Agreement, and in conjunction therewith, the Administrative Agent or any Bank may assign any or all of its rights under this Guaranty. In the event of any such assignment, the Administrative Agent shall give Guarantor prompt written notice of same. If the Administrative Agent and/or any Bank elects to sell all the Loans or participations in the Loans and the Loan Documents, including this Guaranty, the Administrative Agent or any Bank may forward to each purchaser and prospective purchaser all documents and information relating to this Guaranty or to Guarantor, whether furnished by Borrower or Guarantor or otherwise, subject to the terms and conditions of the Credit Agreement.
11.    Guarantor agrees, upon the written request of the Administrative Agent, to execute and deliver to the Administrative Agent, from time to time, any modification or amendment hereto or any additional instruments or documents reasonably considered necessary by the Administrative Agent or its counsel to cause this Guaranty to be, become or remain valid and effective in accordance with its terms, provided, that any such modification, amendment, additional instrument or document shall not increase Guarantor’s obligations or diminish its rights hereunder and shall be reasonably satisfactory as to form to Guarantor and to Guarantor’s counsel.
12.    The representations and warranties of Guarantor set forth in this Guaranty shall survive until this Guaranty shall terminate in accordance with the terms hereof.
13.    This Guaranty contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter and may not be modified, amended, supplemented or discharged except by a written agreement signed by Guarantor and the Administrative Agent.
14.    If all or any portion of any provision contained in this Guaranty shall be determined to be invalid, illegal or unenforceable in any respect for any reason, such provision or portion thereof shall be deemed stricken and severed from this Guaranty and the remaining provisions and portions thereof shall continue in full force and effect.
15.    This Guaranty may be executed in counterparts which together shall constitute the same instrument. Delivery of an executed counterpart of this Guaranty by telecopy or other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Guaranty. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Guaranty and/or any document to be signed in connection with this Guaranty and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

16.    All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission followed by telephonic confirmation or similar writing) and shall be, addressed to such party at the address set forth below or to such other address as may be identified by any party in a written notice to the others:

If to Guarantor:	Kilroy Realty Corporation
12200 West Olympic Boulevard, Suite 200
Los Angeles, California 90064
Attn: Jeffrey Kuehling

If to the Administrative Agent:
JPMorgan Chase Bank, N.A.
8181 Communications Pkwy
Plano, TX 75024
Attn: Cody Canafax

With Copies of Notices to the Administrative Agent to:
JP Morgan Chase Bank, N.A.
500 Stanton Christiana Road, NCC5/1st Floor
Newark, DE 19713
Attn: Loan and Agency Services
Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate answerback or facsimile confirmation is received, (ii) if given by certified registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid, upon receipt or refusal to accept delivery, (iii) if given by a nationally recognized overnight carrier, 24 hours after such communication is deposited with such carrier with postage prepaid for next day delivery, or (iv) if given by any other means, when delivered at the address specified in this Section.
17.    Any acknowledgment or new promise, whether by payment of principal or interest or otherwise by Borrower or Guarantor, with respect to the Guaranteed Obligations shall, if the statute of limitations in favor of Guarantor against the Administrative Agent shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.
18.    This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the Administrative Agent and the Banks and their successors and permitted assigns; provided that the Guarantor may not assign or transfer its rights or obligations under this Guaranty.

19.    The failure of the Administrative Agent to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Administrative Agent, nor excuse Guarantor from its obligations hereunder. Any waiver of any such right or remedy to be enforceable against the Administrative Agent must be expressly set forth in a writing signed by the Administrative Agent.
20.    (a)    THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW THAT WOULD CAUSE THE APPLICATION OF ANY LAW OTHER THAN THE STATE OF NEW YORK).
(b)    Section 9.9(b) of the Credit Agreement is hereby incorporated herein by reference as if fully set forth herein mutatis mutandis and as if the Guarantor was a party thereto.
(c)    Section 9.12 of the Credit Agreement is hereby incorporated herein by reference as if fully set forth herein mutatis mutandis and as if the Guarantor was a party thereto.
(d)    Guarantor does hereby further covenant and agree to and with the Administrative Agent that Guarantor may be joined in any action against Borrower in connection with the Loan Documents and that recovery may be had against Guarantor in such action or in any independent action against Guarantor (with respect to the Guaranteed Obligations), without the Administrative Agent first pursuing or exhausting any remedy or claim against Borrower or its successors or assigns. Guarantor also agrees that, in an action brought with respect to the Guaranteed Obligations in any jurisdiction, it shall be conclusively bound by the judgment in any such action by the Administrative Agent (wherever brought) against Borrower or its successors or assigns, as if Guarantor were a party to such action, even though Guarantor was not joined as a party in such action.
(e)    Subject to Section 9.3 of the Credit Agreement, Guarantor agrees to pay all reasonable expenses (including, without limitation, reasonable attorneys’ fees and disbursements) which may be reasonably incurred by the Administrative Agent or the Banks in connection with the enforcement of their rights under this Guaranty, whether or not suit is initiated.
21.    Notwithstanding anything to the contrary contained herein, this Guaranty shall terminate and be of no further force or effect upon the full performance and payment of the Guaranteed Obligations (other than contingent indemnity and reimbursement obligations for which no claim has been made) hereunder, subject to the provisions of Section 6 hereof. Upon termination of this Guaranty in accordance with the terms of this Guaranty, the Administrative Agent promptly shall deliver to Guarantor such documents as Guarantor or Guarantor’s counsel reasonably may request in order to evidence such termination.

22.    All of the Administrative Agent’s rights and remedies under each of the Loan Documents or under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any other right or remedy available to the Administrative Agent.
23.    This Guaranty supersedes and replaces the Existing Guaranty in its entirety.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date and year first above written.

GUARANTOR:

KILROY REALTY CORPORATION

By:	/s/ Lauren N. Stadler
Name:	Lauren N. Stadler
Title:	Executive Vice President, General
Counsel and Secretary

By:	/s/ Jeffrey R. Kuehling
Name:	Jeffrey R. Kuehling
Title:	Executive Vice President, Chief
Financial Officer and Treasurer
[Signature Page to Amended and Restated Guaranty]

ACCEPTED:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:	/s/ Cody Canafax
Name:	Cody Canafax
Title:	Executive Director

[Signature Page to Amended and Restated Guaranty]